Exhibit 10.2

CHANGE OF CONTROL AND RETENTION AGREEMENT

This Change of Control and Retention Agreement (the "Agreement") is made and entered into as of August 27, 2003, by and between Kana Software, a Delaware corporation (the "Company"), and Tom Doyle (the "Executive").

Recitals:

WHEREAS, the Executive is a key employee of the Company who possesses valuable proprietary knowledge of the Company, its business and operations and the markets in which the Company competes; and

WHEREAS, the Company draws upon the knowledge, experience, expertise and advice of the Executive to manage its business for the benefit of the Company's stockholders; and

WHEREAS, the Company recognizes that if a Change of Control were to occur, the resulting uncertainty regarding the consequences of such an event could adversely affect the performance of and the Company's ability to attract and retain its key employees, including the Executive; and

WHEREAS, the Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company, and would enhance the Company's ability to call on and rely upon Executive if a Change of Control were to occur; and

WHEREAS, the Company and the Executive desire to enter into this Agreement to encourage the Executive to continue to devote the Executive's full attention and dedication to the success of the Company, and to provide specified compensation and benefits to the Executive in the event of a Termination Upon Change of Control pursuant to the terms of this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

  PURPOSE

  The purpose of this Agreement is to provide specified compensation and benefits to the Executive in the event of his Termination Upon Change of Control. Subject to the terms of any applicable written employment agreement between Company and the Executive, either the Executive or Company may terminate the Executive's employment at any time for any reason.

  TERMINATION UPON CHANGE OF CONTROL

    Prior Obligations. In the event of the Executive's Termination Upon Change of Control, the Executive shall be entitled to the benefits described in this Section 2.1.

      Accrued Salary and Vacation. All salary and accrued vacation earned through the date of the Executive's Termination Upon Change of Control shall be paid to Executive on such date.

      Accrued Bonus Payment. The Executive shall receive a lump sum payment of Executive's target bonus for the Company's prior fiscal year to the extent that any such bonus was earned and is unpaid on Executive's Termination Upon Change of Control.

      Expense Reimbursement. Within ten (10) days of submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses incurred by the Executive, consistent with past practices, in connection with the business of the Company prior to Executive's Termination Upon Change of Control.

    Additional Cash Severance Benefits. In the event of the Executive's Termination Upon Change of Control, the Executive shall be entitled to receive an amount equal to eighteen (18) months of Executive's Base Salary. The amount set forth in this Section 2.2 shall be paid in cash in a single lump sum payment within ten (10) days following Executive's Termination Upon Change of Control.

    Stock Option or Restricted Stock Acceleration.

      Acceleration of Vesting and Exercisability. All outstanding stock options and shares of restricted stock granted to the Executive under the Broadbase Software, Inc. 1999 Stock Incentive Plan, the Broadbase Software, Inc. 2000 Stock Incentive Plan and the Kana Communications, Inc. 1999 Stock Incentive Plan prior to the Change of Control shall have their vesting and exercisability accelerated by eighteen (18) months, such that all stock options and shares of restricted stock that would otherwise vest and become exercisable within eighteen (18) months following Executive's Termination Upon Change of Control shall vest and become exercisable upon such Termination Upon Change of Control, provided that Executive shall be entitled to any greater acceleration of vesting or exercisability provided for in the stock option or grant of restricted stock or the applicable plan pursuant to which the stock option or restricted stock was issued. The Executive will have up to twelve (12) months following Executive's Termination Upon Change of Control to exercise any stock options vested as of his Termination Upon Change of Control or as a result of this Section 2.3.1, but in no event more than ten (10) years after the initial grant date of such stock options.

      Acceleration Following Non-Assumption of Options. If there is a Change of Control transaction in which outstanding stock options or shares of restricted stock granted under the Broadbase Software, Inc. 1999 Stock Incentive Plan, the Broadbase Software, Inc. 2000 Stock Incentive Plan and the Kana Communications, Inc. 1999 Stock Incentive Plan prior to such Change of Control transaction are not fully assumed or replaced by fully equivalent substitute stock options or restricted stock of the Successor or by an equivalent amount of cash, then (1) all such unvested stock options and shares of restricted stock held by Executive shall have their vesting and exercisability fully accelerated such that all stock options and shares of restricted stock are 100% vested immediately prior to the effective date of the Change of Control and (2) the Company shall provide reasonable prior written notice to the Executive of (a) the date such unexercised stock options will terminate and (b) the period during which the Executive may exercise the stock options.

    Additional Insurance Benefits. If the Executive elects coverage under the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the Executive shall receive at the Company's expense continued provision of the Company's health related and other standard employee insurance coverages as in effect immediately prior to the Executive's Termination Upon Change of Control for a period of eighteen (18) months following such Termination Upon Change of Control. The date of the "qualifying event" for the Executive and any dependents shall be the date of his Termination Upon Change of Control.

  FEDERAL EXCISE TAX UNDER SECTION 280G

    Reimbursement of Excise Tax. If (1) any amounts payable to the Executive under this Agreement or otherwise are characterized as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) the Executive thereby would be subject to any United States federal excise tax due to that characterization, then the Executive may elect, in the Executive's sole discretion, to reduce the amounts payable under this Agreement or otherwise or to have any portion of applicable options or restricted stock not vest or become exercisable in order to avoid any "excess parachute payment" under Section 280G(b)(1) of the Code.

    Determination by Independent Public Accountants. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 3 shall be made in writing by independent public accountants agreed to by the Company and the Executive (the "Accountants"), whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 3, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make the required determinations. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with the services contemplated by this Section 3.

  DEFINITIONS

    Capitalized Terms Defined. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 4, unless the context clearly requires a different meaning.

    "Base Salary" means the base salary of the Executive immediately preceding the Executive's Termination Upon Change of Control.

    "Cause" means:

        a good faith determination by the Board of Directors of the Company that the Executive willfully failed to follow the lawful written directions of the Board of Directors of the Company; provided that no termination for Cause shall occur unless the Executive: (i) has been provided with notice of the Company's intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct his behavior; or

        engagement in gross misconduct which is materially detrimental to the Company; provided that no termination for Cause shall occur unless the Executive: (i) has been provided with notice of the Company's intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct his behavior; or

        willful failure or refusal to comply in any material respect to the Company's Confidentiality and/or Proprietary Rights Agreement, the Company's insider trading policy, or any other reasonable policies of the Company where non-compliance would be materially detrimental to the Company; provided that no termination for Cause shall occur unless the Executive: (i) has been provided with notice of the Company's intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct his behavior; or

        conviction of a felony or crime involving moral turpitude or commission of a fraud which the Board of Directors of the Company reasonably believes would reflect adversely on the Company.

    "Change of Control" means:

        any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's outstanding securities;

        the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

        the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction, or series of related transactions, having similar effect); or

        the dissolution or liquidation of the Company.

    "Company" shall mean Kana Software, Inc. and, following a Change of Control, any Successor.

    "Good Reason" means the occurrence of any of the following conditions, without the Executive's written consent:

        assignment to the Executive of a title, position, responsibilities or duties that are materially less than the title, position, responsibilities or duties which the Executive occupied immediately preceding the Change of Control;

        a reduction in the Executive's Base Salary or a material reduction in the Executive's target bonus opportunity immediately preceding the Change of Control; or

        the Company's requiring the Executive to be based at any office or location more than 50 miles from the office where the Executive was employed immediately preceding the Change of Control.

    "Permanent Disability" means that:

        the Executive has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of the Executive's duties;

        such total incapacity shall have continued for a period of six consecutive months; and

        such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Executive's life.

    "Successor" means the Company as defined above and any successor to or assignee of substantially all of its business and/or assets.

    "Termination Upon Change of Control" means:

        any termination of the employment of the Executive by the Company without Cause during the period commencing on or after the date that the Company first publicly announces a definitive agreement that results in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies but provided that the Change of Control actually occurs) and ending on the date which is twelve (12) months following the Change of Control; or

        any resignation by Executive for Good Reason where (i) such Good Reason occurs during the period commencing on or after the date that the Company first publicly announces a definitive agreement that results in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies but provided that the Change of Control actually occurs) and ending on the date which is twelve (12) months following the Change of Control, and (ii) such resignation occurs within six (6) months following the occurrence of such Good Reason.

  Notwithstanding the foregoing, the term "Termination Upon Change of Control" shall not include any termination of the employment of the Executive (1) by the Company for Cause; (2) by the Company as a result of the Permanent Disability of the Executive; (3) as a result of the death of the Executive; or (4) as a result of the voluntary termination of employment by the Executive for reasons other than Good Reason.

  EXCLUSIVE REMEDY

    No Other Benefits Payable. The Executive shall be entitled to no other termination, severance or change of control compensation, benefits, or other payments from the Company as a result of any Termination Upon a Change of Control with respect to which the payments and/or benefits described in Section 2 have been provided to the Executive, except as expressly set forth in this Agreement.

    No Limitation of Regular Benefit Plans. Except as provided in Section 5.4 below, this Agreement is not intended to and shall not affect, limit or terminate any plans, programs or arrangements of the Company that are regularly made available to a significant number of employees or officers of the Company, including without limitation the Company's stock option plans.

    Release of Claims. The Company may condition payment of benefits described in Section 2 of this Agreement upon the delivery by the Executive of a signed release of claims in a form reasonably satisfactory to the Company; provided, however, that the Executive shall not be required to release any rights the Executive may have to be indemnified by the Company.

    Noncumulation of Benefits. The Executive may not cumulate cash severance payments, stock option vesting and exercisability and restricted stock vesting under this Agreement, any other written agreement with the Company and/or another plan or policy of the Company. If the Executive has any other binding written agreement with the Company which provides that upon a Change of Control or Termination Upon a Change of Control the Executive shall receive termination, severance or similar benefits, then no benefits shall be received by Executive under this Agreement unless prior to payment or receipt of benefits under this Agreement the Executive waives Executive's rights to all such other benefits, in which case this Agreement shall supersede any such written agreement with respect to such other benefits.

  PROPRIETARY AND CONFIDENTIAL INFORMATION

  During the term of this Agreement and following any Termination Upon Change of Control, Executive agrees to continue to abide by the terms and conditions of the Company's Confidentiality and/or Proprietary Rights Agreement between the Executive and the Company.

  NON-SOLICITATION

    Agreement Not to Solicit. For a period of one (1) year after the Executive's Termination Upon Change of Control, the Executive will not solicit the services or business of any employee or consultant of the Company to discontinue that person's or entity's relationship with or to the Company without the written consent of the Company.

  ARBITRATION

    Disputes Subject to Arbitration. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by a sole arbitrator under the rules of the American Arbitration Association; provided, however, that (1) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon the Executive or any third party; and (2) this arbitration provision shall not preclude the Company from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

    Site of Arbitration. The site of the arbitration proceeding shall be in San Mateo County, California.

  NOTICES

For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed return receipt requested as follows:

If to the Company: Kana Software, Inc.
181 Constitution Drive
Menlo Park, CA 94025

Attention: General Counsel

and if to the Executive at the address indicated below or such other address specified by the Executive in writing to the Company. Either party may provide the other with notices of change of address, which shall be effective upon receipt.

10. MISCELLANEOUS PROVISIONS

10.1 Heirs and Representatives of the Executive; Successors and Assigns of the Company. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Company.

10.2 Amendment and Waiver. No provision of this Agreement shall be modified, amended, waived or discharged unless the modification, amendment, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

10.3 Entire Agreement. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein (whether oral or written and whether express or implied).

10.4 Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect all federal, state, local and other taxes required to be withheld by applicable law.

10.5 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

10.6 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without regard to where the Executive has his residence or principal office or where he performs his duties hereunder.

In Witness Whereof, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Executive

/s/ Tom Doyle
Tom Doyle

Kana Software, inc.

By: /s/ Tom Galvin

Title: Director